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                                                             EXHIBIT 4(b)(ii).50


                                AMENDMENT No. 2

                           TO THE SUPPLY CONTRACT OF
                           -------------------------
                          INTELLIGENT NETWORK SOLUTION
                          ----------------------------
                MADE BY AND BETWEEN EUROTEL BRATISLAVA A.S. AND
                -----------------------------------------------
            SIEMENS, S.R.O. ON THE 4TH DAY OF JULY, 2001 AS AMENDED
            -------------------------------------------------------
                     BY AMENDMENT NO. 1, AMENDMENT NO. 1A AND
                     ----------------------------------------
                       AMENDMENT NO. 1B AND AMENDMENT NO. 1C
                       -------------------------------------

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This Amendment no. 2 (hereinafter referred to as the "Amendment") to the Supply contract of Intelligent Network Solution made by and between EuroTel
Bratislava, a.s. and Siemens, s.r.o. on the 4th day of July, 2001 as amended by Amendment No. 1 from December 21, 2001, Amendment No. 1a from January 29, 2002, Amendment No. 1b from February 27, 2002 and Amendment No. 1c from March 15, 2002 (hereinafter referred to as the "Contract") is made on ______________ by and between

EuroTel Bratislava, a.s.

a corporation duly organized and existing under the laws of the Slovak Republic with its Registered Office at Vajnorska 100/A, 831 03 Bratislava, Slovak Republic, Business Identification Number 35 705 019, registered with the Commercial Register kept by Okresny sud Bratislava 1, under the section Sa, insert no.1238/B, represented by Jozef Barta, Chief Executive Officer and Procurator and JUDr. Jan Pitonak, Procurator

- hereinafter referred to as the "Purchaser" -

and

Siemens, s.r.o.,

a corporation duly organized and existing under the laws of the Slovak Republic with its Registered Office at Stromova 9, 830 07 Bratislava, Slovak
Republic, Business Identification Number 31 349 307, registered with the Commercial Register kept by Okresny sud Bratislava 1, under the section Sro, insert no. 4964/B represented by Ing. Peter Kollarik, Statutory Representative and General Director and Ing. Bernhard Kuderer, Statutory Representative

- hereinafter referred to as the "Supplier" -

Both parties hereinafter also being referred to collectively as "Parties" or individually as "Party"

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1. PURPOSE OF THE AMENDMENT
---------------------------

The Parties concluded the Contract which purpose was to set forth the terms and conditions for the supply of IN System consisting of the VPN Part of the System and PPS Part of the system.

Whereas the Parties were not able to finalize in a detailed manner the specification of the PPS Part of the System and its Integration into the Support systems of the Purchaser, the Parties agreed to undertake to conclude an agreement thereupon not later than March 18, 2002.

Whereas the Parties already reached the agreement on the finalization of the specification of the PPS Part of the System and its Integration into All Systems of the Purchaser, the Parties agreed to amend the Contract to the extent necessary to cover the agreement reached with respect to the specification of the PPS Part of the System and its Integration into the Support systems of the Purchaser.

Therefore, the Parties have concluded this Amendment which shall provide for implementation of the above agreement reached by the Parties.

2. CHANGES TO THE CONTRACT
--------------------------

The Parties decided to amend the Contract and its Annexes by the manner and wording as delineated in the marked-up wording of the Contract and its Annexes attached hereto as Annex no.1 being an inseparable part hereof.

3. FINAL PROVISIONS
-------------------

This Amendment shall be valid as soon as executed by duly authorized representatives of the Parties.

The purpose of this Amendment is to provide for the finalization of the specification of the PPS Part of the System and its Integration into the Support systems of the Purchaser. This Amendment shall not, in any way, replace, change, alter or modify any provision of the Contract unless expressly provided for herein or by the marked- up wording as contained in Annex 1. All the other provisions of the Contract not amended by the marked up wording shall remain intact.

This Amendment is written and executed in two counterparts in the English language. Each counterpart shall be deemed to be an original.

The Parties hereto declare that they have read the wording of this Amendment thoroughly and consistently, that they have understood the contents hereof and that this Amendment expresses their free and serious will less of any mistakes. The Parties hereof acknowledge the aforementioned by causing the persons fully authorized and entitled to act on behalf of the Parties to attach their signatures herein below.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to attach their signatures hereto.

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EuroTel Bratislava, a.s.                   Siemens, s.r.o.

Place and Date:                            Place and Date:

--------------------------                 ---------------------------
Mr. Jozef Barta                            Ing.Peter Kollarik
Chief Executive Officer                    Statutory Representative and
and Procurator                             General Director

Place and Date:                            Place and Date:

--------------------------                 ---------------------------
JUDr. Jan Pitonak                          Ing. Bernhard Kuderer
Procurator                                 Statutory Representative